                                                                  EXHIBIT 4.1(b)

                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT (this "Pledge Agreement") dated as of November 19, 2003, by and between TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (the "Pledgor"), and BNY MIDWEST TRUST COMPANY, in its capacity as Trustee and Collateral Agent (in such capacity, the "Collateral Agent"), under that certain Indenture (the "Indenture") dated as of the date hereof by and among the Pledgor, BNY Midwest Trust Company, as Trustee, and BNY Midwest Trust Company, as Collateral Agent.

                                    RECITALS

         WHEREAS, pursuant to the Indenture, the Company issued its 13% Senior Subordinated Discount Notes due 2009 (the "Notes"); and

         WHEREAS, it is a condition precedent to the effectiveness of the Indenture that the Pledgor shall have executed and delivered this Pledge Agreement to the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the holders of the Notes (the "Holders").

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Indenture.

         2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Pledgor Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and assigns to the Collateral Agent, for the benefit of the Trustee and the Holders, and grants to the Collateral Agent, for the benefit of the Trustee and the Holders, a continuing security interest in any and all right, title and interest of the Pledgor in and to the following:

                  (a) Pledged Capital Stock. 100% of the issued and outstanding Capital Stock (the "Pledged Capital Stock") of Telex Communications, Inc. (f/k/a Telex Newco, Inc.), a Delaware corporation ("Telex"), together with the certificates, if any, representing such Pledged Capital Stock, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

                           (i) all shares, securities, membership interests or other equity interests representing a dividend on any of the Pledged Capital Stock, or representing a distribution or return of capital upon or in respect of the Pledged Capital Stock, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Capital Stock; and

                           (ii) without affecting the obligations of the Pledgor under any provision prohibiting such action hereunder or under the Indenture or any other applicable agreement, in the event of any consolidation or merger involving the issuer of any Pledged Capital Stock and in which such issuer is not the surviving entity, all shares of each class of the Capital Stock of the successor entity formed by or resulting from such consolidation or merger.

                  (b) Proceeds. All proceeds and products of the foregoing, however and whenever acquired and in whatever form.

         Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that the Pledgor may from time to time hereafter pledge and deliver additional shares of stock or other interests to the Collateral Agent as collateral security for the Pledgor Obligations. Upon such pledge and delivery to the Collateral Agent, such additional shares of stock or other interests shall be deemed to be part of the Pledged Capital Stock and shall be subject to the terms of this Pledge Agreement.

         3. Security for Pledgor Obligations. The security interest created hereby in the Pledged Capital Stock constitutes continuing collateral security for all of the following, whether now existing or hereafter incurred (the "Pledgor Obligations"): (a) all of the Pledgor's payment obligations to the Trustee, the Collateral Agent or the Holders under the Indenture and (b) all expenses and charges, legal and otherwise, incurred by the Collateral Agent and/or the Holders in collecting or enforcing any such obligation or in realizing on or protecting any security therefor, including without limitation the security granted hereunder.

         4. Delivery of the Pledged Capital Stock; Perfection of Security Interest. The Pledgor hereby agrees that:

                  (a) Delivery of Certificate. The Pledgor shall deliver to the Collateral Agent (or a representative for the Collateral Agent) (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates, if any, representing the Pledged Capital Stock and (ii) promptly upon the receipt thereof by or on behalf of the Pledgor, all other certificates and instruments constituting Pledged Capital Stock. Prior to delivery to the Collateral Agent, all such certificates and instruments constituting Pledged Capital Stock shall be held in trust by the Pledgor for the benefit of the Collateral Agent pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) attached hereto.

                  (b) Additional Securities. If the Pledgor shall receive by virtue of its being or having been the owner of any Pledged Capital Stock, any (i) certificate, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or membership or equity interests, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Capital Stock or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities or other equity interests in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then the Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Collateral Agent, shall segregate it from such Pledgor's other property and shall deliver it forthwith to the Collateral Agent (or a representative thereof) in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Exhibit 4(a), to be held by the Collateral Agent as Pledged Capital Stock and as further collateral security for the Pledgor's obligations under the Indenture.

                  (c) Financing Statements. The Pledgor shall execute, if necessary, and deliver to the Collateral Agent such UCC or other applicable financing statements as may be required in order to perfect and protect the security interest created hereby in the Pledged Capital Stock.

         5. Lien Subordinate. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent and Trustee pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent or Trustee hereunder, in each case in respect of any collateral constituting Noteholder Collateral (as defined in the Intercreditor Agreement described below) are subject to the provisions of the Intercreditor Agreement, dated as of November 19, 2003 (as amended, modified or supplemented from time to time, the "Intercreditor Agreement"), among General Electric Capital Corporation, as Agent, BNY Midwest Trust Company, as Collateral Agent, BNY Midwest Trust Company, as Trustee, and the Pledgor. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

         6. Representations and Warranties. The Pledgor hereby represents and warrants to the Collateral Agent, for the benefit of the Holders, that so long as any obligations remain outstanding under the Indenture:

                  (a) Authorization of Pledged Capital Stock. The Pledged Capital Stock is duly authorized and validly issued, is fully paid and nonassessable and is not subject to the preemptive rights of any Person. All other shares of Capital Stock constituting Pledged Capital Stock will be duly authorized and validly issued, fully paid and nonassessable and not subject to the preemptive rights of any Person.

                  (b) Title. The Pledgor has good and indefeasible title to the Pledged Capital Stock and will at all times be the legal and beneficial owner of such Pledged Capital Stock free and clear of any Lien, other than Permitted Liens. There exists no "adverse claim" within the meaning of Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the "UCC") with respect to the Pledged Capital Stock other than the first priority security interest in favor of General Electric Capital Corporation, in its capacity as Agent for the Lenders under the Senior Credit Agreement.

                  (c) Exercising of Rights. The exercise by the Collateral Agent of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting the Pledgor or any of its property.

                  (d) Pledgor's Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority, the issuer of any Pledged Capital Stock or third party is required either
         (i) for the pledge made by the Pledgor or for the granting of the security interest by the Pledgor pursuant to this Pledge Agreement or
         (ii) for the exercise by the Collateral Agent or the Holders of their rights and remedies hereunder, except (i) as may be required under applicable securities or similar laws and (ii) as set forth in the Intercreditor Agreement.

                  (e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the Holders, in the Pledged Capital Stock. The taking possession by the Collateral Agent (or a representative thereof) of the certificates representing the Pledged Capital Stock and all other certificates and instruments constituting Pledged Capital Stock will perfect and establish the Collateral Agent's second priority security interest in all certificated Pledged Capital Stock and such certificates and instruments (subject to Permitted Liens). Except as set forth in this Section, no action is necessary to perfect or otherwise protect such security interest.

         7. Covenants. The Pledgor hereby covenants, that so long as any amounts remain unpaid under the Indenture, the Pledgor shall:

                  (a) Books and Records. Cause the issuer of the Pledged Capital Stock to mark its stock ledger to reflect the security interest granted to the Collateral Agent, for the benefit of the Holders, pursuant to this Pledge Agreement.

                  (b) Defense of Title. Warrant and defend title to and ownership of the Pledged Capital Stock at its own expense against the claims and demands of all other parties claiming an interest therein, except for Permitted Liens, keep the Pledged Capital Stock free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, rent, lease or otherwise dispose of Pledged Capital Stock or any interest therein, except as permitted under the Indenture.

                  (c) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Collateral Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Capital Stock (including, without limitation, the execution and filing of UCC financing statements and any and all action necessary to satisfy the Collateral Agent that the Collateral Agent has obtained a second priority perfected security interest in all Pledged Capital Stock); (ii) enable the

         Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Capital Stock; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Collateral Agent, delivering to the Collateral Agent irrevocable proxies in respect of the Pledged Capital Stock.

                  (d) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by the Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Capital Stock.

         8. Performance of Obligations; Advances by Collateral Agent. On failure of the Pledgor to perform any of the covenants and agreements contained herein, the Collateral Agent may, at its sole option and in its sole discretion, perform or cause to be performed the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien (other than a Permitted Lien), expenditures made in defending against any adverse claim (other than a Permitted Lien) and all other expenditures which the Collateral Agent may reasonably make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgor promptly upon timely notice thereof and demand therefor, shall constitute additional Pledgor Obligations. No such performance of any covenant or agreement by the Collateral Agent on behalf of the Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgor of any default under the terms of this Pledge Agreement or the Indenture. The Collateral Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by the Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

         9. Events of Default. The occurrence of an event which under the Indenture would constitute an Event of Default shall be an event of default hereunder (an "Event of Default").

         10.      Remedies. Subject to the provisions of the Intercreditor
Agreement:

                  (a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent and the Holders shall have, in respect of the Pledged Capital Stock, in addition to the rights and remedies provided herein, in the Indenture or by law, the rights and remedies of a secured party under the UCC or any other applicable law.

                  (b) Sale of Pledged Capital Stock. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section and without notice, the Collateral Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Capital Stock, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, any Holder may in such event, bid for the purchase of such securities. The Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by the Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Pledgor, in accordance with the notice provisions of 11.2 of the Indenture at least ten (10) days before the time of such sale. The Collateral Agent shall not be obligated to make any sale of Pledged Capital Stock regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (c) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgor recognizes that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Capital Stock and that the Collateral Agent may, therefore, determine to make one or more private sales of any such Pledged Capital Stock to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Capital Stock for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay sale of any such Pledged Capital Stock for the period of time necessary to permit the issuer of such Pledged Capital Stock to register such Pledged Capital Stock for public sale under the Securities Act of 1933. The Pledgor further acknowledges and agrees that any offer to sell such Pledged Capital Stock which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a "public sale" under the UCC, notwithstanding that such sale may not constitute a "public offering" under the Securities Act of 1933, and the Collateral Agent may, in such event, bid for the purchase of such Pledged Capital Stock.

                  (d) Retention of Pledged Capital Stock. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent may, after providing the notices required by Section 9-620 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Pledged Capital Stock in satisfaction of the Pledgor Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have retained any Pledged Capital Stock in satisfaction of any Pledgor Obligations for any reason.

                  (e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the Holders are legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the rates set forth in the Indenture and/or the Notes, as applicable, together with the costs of collection and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Pledgor Obligations shall be returned to the Pledgor or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

         11.      Rights of the Collateral Agent.

                  (a) Power of Attorney. In addition to other powers of attorney contained herein, the Pledgor hereby designates and appoints the Collateral Agent, on behalf of the Holders, and each of its designees or agents as attorney-in-fact of the Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default (subject to the provisions of the Intercreditor Agreement):

                                    (i)      to demand, collect, settle,
                  compromise, adjust and give discharges and releases concerning the Pledged Capital Stock of the Pledgor, all as the Collateral Agent may reasonably determine;

                                    (ii)     to commence and prosecute any
                  actions at any court for the purposes of collecting any of the Pledged Capital Stock and enforcing any other right in respect thereof;

                                    (iii)    to defend, settle, adjust or
                  compromise any action, suit or proceeding brought and, in connection therewith, give such discharge or release as the Collateral Agent may deem reasonably appropriate;

                                    (iv)     to pay or discharge taxes, liens,
                  security interests, or other encumbrances levied or placed on or threatened against the Pledged Capital Stock;

                                    (v)      to direct any parties liable for
                  any payment under any of the Pledged Capital Stock to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

                                    (vi)     to receive payment of and receipt
                  for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Capital Stock;

                                    (vii)    to sign and endorse any drafts,
                  assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Capital Stock;

                                    (viii)   to execute and deliver all
                  assignments, conveyances, statements, financing statements, renewal financing statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated herein;

                                    (ix)     to exchange any of the Pledged
                  Capital Stock or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Capital Stock with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Collateral Agent may determine;

                                    (x)      to vote for a shareholder, partner
                  or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Capital Stock into the name of the Collateral Agent or into the name of any transferee to whom the Pledged Capital Stock or any part thereof may be sold pursuant to Section 10 hereof; and

                                    (xi)     to do and perform all such other
                  acts and things as the Collateral Agent may reasonably deem to be necessary, proper or convenient in connection with the Pledged Capital Stock.

         This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Pledgor Obligations remain outstanding or the Indenture shall remain outstanding. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest in the Pledged Capital Stock.

                  (b) Assignment by the Collateral Agent. The Collateral Agent may from time to time assign the Pledgor Obligations or any portion thereof and/or the Pledged Capital

         Stock or any portion thereof in accordance with the Indenture, and the assignee shall be entitled to all of the rights and remedies of the Collateral Agent under this Pledge Agreement in relation thereto.

                  (c) The Collateral Agent's Duty of Care. Other than the exercise of reasonable care to ensure the safe custody of the Pledged Capital Stock while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgor shall be responsible for preservation of all rights in the Pledged Capital Stock, and the Collateral Agent shall be relieved of all responsibility for Pledged Capital Stock upon surrendering it or tendering the surrender of it to the Pledgor. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Capital Stock in its possession if such Pledged Capital Stock is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Capital Stock, whether or not the Collateral Agent has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Capital Stock.

                  (d)      Voting Rights in Respect of the Pledged Capital
         Stock.

                                    (i)      So long as no Event of Default
                  shall have occurred and be continuing, to the extent permitted by law, the Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Capital Stock or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Indenture; and

                                    (ii)     Upon the occurrence and during the
                  continuance of an Event of Default and the subsequent giving of written notice by the Collateral Agent, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection (d) shall cease and all such rights shall thereupon become vested in the Collateral Agent which shall then have the sole right to exercise such voting and other consensual rights.

                  (e) Dividend and Distribution Rights in Respect of the Pledged Capital Stock.

                           (i) So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, the Pledgor may receive and retain any and all dividends (other than stock or ownership interest dividends and other dividends constituting Pledged Capital Stock which are addressed hereinabove), distributions or interest paid in respect of the Pledged Capital Stock to the extent they are allowed under the Indenture.

                           (ii)     Upon the occurrence and during the
                  continuation of an Event of Default (and subject in all cases to the terms of the Intercreditor Agreement):

                                    (A)      all rights of the Pledgor to
                           receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection (e) shall cease and all such rights shall thereupon be vested in the Collateral Agent which shall then have the sole right to receive and hold as Pledged Capital Stock such dividends, distributions and interest payments; and

                                    (B)      all dividends, distributions and
                           interest payments which are received by the Pledgor contrary to the provisions of clause (A) of this paragraph (ii) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of the Pledgor, and shall be forthwith paid over to the Collateral Agent as additional pledged collateral in the exact form received, to be held by the Collateral Agent as further collateral security for the Pledgor Obligations.

                  (f) Release of Pledged Capital Stock. The Collateral Agent may release any of the Pledged Capital Stock from this Pledge Agreement or may substitute any of the Pledged Capital Stock for other Pledged Capital Stock without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Pledged Capital Stock not expressly released or substituted, and this Pledge Agreement shall continue as a second priority lien on all Pledged Capital Stock not expressly released or substituted.

                  (g) Execution of Financing Statements. The Pledgor shall file financing statements (including renewal statements and in lieu statements) and amendments thereof and supplements thereto with respect to the Pledged Capital Stock in such form and in such filing offices as shall be appropriate to perfect the security interests of the Collateral Agent under this Pledge Agreement.

                  (h) Rights Under the Indenture. All of the rights, privileges, protections, immunities and indemnities afforded the Collateral Agent under the Indenture (including its right to be indemnified by the Pledgor) are hereby incorporated herein as if set forth herein in full.

         12. Rights of Holders. All rights of the Collateral Agent hereunder, if not exercised by the Collateral Agent, may be exercised with the consent of Holders of at least a majority in principal amount of the Notes in accordance with Section 9.2 of the Indenture.

         13. Application of Proceeds. Subject to the provisions of the Intercreditor Agreement, upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Pledgor Obligations and any proceeds of any Pledged Capital Stock or any other pledged collateral, when received by the Collateral Agent or any of the Holders in cash or its equivalent, will be applied in accordance with the provisions of the Indenture, and the Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Collateral Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

         14. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Collateral Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Pledge Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Pledge Agreement or relating to the Pledged Capital Stock, or to protect the Pledged Capital Stock or exercise any rights or remedies under this Pledge Agreement or with respect to the Pledged Capital Stock, then the Pledgor agrees to promptly pay upon demand any and all such reasonable out-of-pocket costs and expenses of the Collateral Agent or the Holders, all of which costs and expenses shall constitute Pledgor Obligations hereunder.

         15.      Continuing Agreement.

                  (a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Pledgor Obligations remain outstanding or the Indenture is in effect. Upon such payment and termination, this Pledge Agreement shall be automatically terminated and the Collateral Agent and the Holders shall, upon the request and at the expense of the Pledgor, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgor evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

                  (b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Pledgor Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Holder as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Pledgor Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Collateral Agent or any Holder in defending and enforcing such reinstatement shall be deemed to be included as a part of the Pledgor Obligations.

         16. Amendments; Waivers; Modifications. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 9.2 of the Indenture.

         17. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Capital Stock and shall be binding upon the Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Collateral Agent and the Holders hereunder, to the benefit of the Collateral Agent and the Holders and their successors and permitted assigns; provided, however, that the Pledgor may not assign its rights or delegate its duties hereunder without the prior written consent of the Holders pursuant to Section 9.2 of the Indenture. To the fullest extent permitted by law, the Pledgor hereby releases the Collateral Agent and each Holder, and its successors and assigns, from any liability for any act or omission relating to this Pledge Agreement or the Pledged Capital Stock, except for any liability arising from the gross negligence or willful misconduct of the Collateral Agent, or such Holder, or its officers, employees or agents.

         18. Notices. All notices required or permitted to be given under this Pledge Agreement shall be in conformance with Section 11.2 of the Indenture.

         19. Counterparts. This Pledge Agreement may be executed in counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

         20. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Pledge Agreement.

         21. Governing Law; Submission to Jurisdiction and Service of Process; Arbitration; Waiver of Jury Trial. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.

         22. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         23. Entirety. This Pledge Agreement and the Indenture represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to this Pledge Agreement and the Indenture or the transactions contemplated herein and therein.

         24. Survival. All representations and warranties of the Pledgor hereunder shall survive the execution and delivery of this Pledge Agreement and the Indenture, and the delivery of the Notes.

         25. Marshalling. Neither the Collateral Agent nor any Holder shall be under any obligation to marshall any assets in favor of the Pledgor or any other Person or against or in payment of any or all of the Pledgor Obligations.

         26. Waiver of Subrogation Rights. The Pledgor forever waives any right of subrogation, reimbursement, contribution, indemnity or the like which the Pledgor may have against the issuer of the Pledged Capital Stock arising on account of any disposition of or other realization on the Pledged Capital Stock by the Collateral Agent pursuant to Section 10.

         27. Conflicts. To the extent that any provision of this Pledge Agreement is inconsistent with or conflicts with any provision of the Indenture, the provision of the Indenture will control.

                  [Remainder of Page Intentionally Left Blank]

         Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:                            TELEC COMMUNICATIONS INTERMEDIATE
                                    HOLDINGS, LLC

                                    By: _______________________________________
                                    Name: Gregory Richter
                                    Title:  Chief Financial Officer

           Accepted and agreed to as of the date first above written.

COLLATERAL AGENT:                   BNY MIDWEST TRUST COMPANY,
                                    as Collateral Agent

                                    By:_________________________________________
                                    Name:  Daniel G. Donovan
                                    Title:  Assistant Vice President

                                  Exhibit 4(a)

                                       to

                                Pledge Agreement

                          dated as of November 19, 2003

                     in favor of BNY Midwest Trust Company,

                               as Collateral Agent

                             Irrevocable Stock Power

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following shares of capital stock of _____________________, a ____________ corporation:

            No. of Shares                               Certificate No.

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

                                    TELEX COMMUNICATIONS
                                    INTERMEDIATE HOLDINGS, LLC,
                                    a Delaware limited liability company

                                    By: _______________________________________
                                    Name:
                                    Title: